Exhibit 99.2

NYSE: CNPwww.CenterPointEnergy.com Fourth Quarter and Full Year 2010 Earnings Supplemental MaterialsMarch 1, 2011

This presentation contains statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will," or other similar words.We have based our forward-looking statements on our management's beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.Some of the factors that could cause actual results to differ from those expressed or implied by our forward- looking statements include the resolution of the true-up proceedings, including, in particular, the results of appeals to the Texas Supreme Court regarding rulings obtained to date, the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions and other factors described in CenterPoint Energy, Inc.'s Form 10-K for the period ended December 31, 2010, under "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Earnings" and in other filings with the SEC by CenterPoint Energy. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statements. Cautionary Statement Regarding Forward-Looking Information

Full Year 2010 Operating Income Drivers

12 months ended December 31, 2010

CenterPoint Energy

(in millions)



Total Operating Income $1,124
Securitization Bonds $131
$993
Electric TDU $13
Natural Gas Distribution $27
Interstate Pipelines $14
Field Services $57
Competitive Natural Gas Sales & Service $(5)
Other $10
Total Operating Income $1,249
Securitization Bonds $140
$1,109
$1,200
$1,000
$800
$600
$400
$200
$0
2009
2010

Electric TDU

- Increased usage
- Customer growth

Partially offset by:

- ADFIT credit related to Hurricane Ike restoration costs
- Other, primarily higher O&M

Natural Gas Distribution

- Rate increases and annual rate adjustments
- Lower pension and benefits
- Lower bad debt expenses

Partially offset by:

- Other, primarily higher O&M

Interstate Pipelines

- Increased transportation margin primarily from new contracts
- Lower operating expenses

Partially offset by:

- Lower ancillary services, off-system deliveries and other transportation margins
- Higher D&A and taxes other than income taxes

Field Services

- Increased gathering margin primarily from Haynesville projects
- 4Q 2010 gain on sale of non-strategic assets

Partially offset by:

- Higher O&M
- Higher depreciation and other taxes

Competitive Natural Gas Sales & Service

- Lower optimization opportunities around pipeline and storage assets

Partially offset by:

- Positive mark-to-market in 2010 versus negative in 2009

March 1, 2011 Fourth Quarter and Full Year 2010 Earnings Supplemental Materials 3

Electric Transmission & Distribution2010 Operating Income* Drivers Increased usage Customer growth Other, primarily higher O&M ADFIT credit related to Hurricane Ike restoration costs * Excludes operating income from transition and system restoration bonds of $131 and $140 for 2009 and 2010, respectively (in millions) 2009 2010 39% Percentage of operating income excluding $140m from securitization bonds

Natural Gas Distribution2010 Operating Income Drivers Rate increases and annual rate adjustments Lower pension and benefits Other, primarily higher O&M Lower bad debt expenses (in millions) 2009 2010 21% Percentage of operating income excluding $140m from securitization bonds

Interstate Pipelines2010 Operating Income Drivers Increased transportation margin primarily from new contracts Higher D&A and taxes other than income taxes Lower operating expenses Lower ancillary services, off- system deliveries and other transportation margins (in millions) 2009 2010 24% Percentage of operating income excluding $140m from securitization bonds

Field Services2010 Operating Income Drivers Increased gathering margin primarily from Haynesville projects Higher O&M 4Q 2010 gain on sale of non- strategic assets Higher depreciation and other taxes (in millions) 2009 2010 14% Percentage of operating income excluding $140m from securitization bonds

Competitive Natural Gas Sales & Services2010 Operating Income Drivers Mark-to-market:2010: $4 gain2009: $23 loss Lower optimization opportunities around pipeline and storage assets (in millions) 2009 2010 1% Percentage of operating income excluding $140m from securitization bonds

Interstate Pipelines and Field Services2010 Margin1 Contribution - Solid Core Growth Margin equals revenues minus natural gas expenseNatural gas and ancillary services (balancing, system management, liquids)Natural gas and liquids (in millions) $508 $190 Interstate Pipelines Field Services $501 $266 4% 59% 2 3

Equity issued in 2010

Long-term Debt and Capitalization Ratio Excluding transition and system restoration bonds* * The transition and system restoration bonds are non-recourse to CenterPoint Energy and CenterPoint Energy Houston Electric and are serviced through collections of separate charges which are held in trust. ** The debt component reflected on the financial statements was $126 million as of December 31, 2010 and $121 million as of December 31, 2009. The principal amount on which 2% interest is paid was $840 million as of December 31, 2010 and December 31, 2009. The contingent principal amount payable at maturity was $805 million as of December 31, 2010 and $814 million as of December 31, 2009.

Credit Metrics Credit Ratings * Calculated per CNP's interpretation of S&P methodology; actual calculations may include other adjustments not anticipated** Black line indicates S&P's target metrics for CNP in order to maintain its current ratings as set forth in S&P's report dated May 5, 2010 14%** 3.0x**